Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Lazy Days’ R.V. Center, Inc. (the “Corporation”) on Form 10-K, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles L. Thibault, Chief Financial Officer and Treasurer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(3)                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: March 31, 2005	By:	/s/ Charles L. Thibault
Charles L. Thibault
Chief Financial Officer and Treasurer (Principal Financial Officer)